For Immediate Release

Argon ST, Inc. Announces the Retirement of Thomas Murdock

FAIRFAX, VA——Argon ST, Inc. (NASDAQ: STST), today announced the retirement of Thomas Murdock, Vice President and one of three co-founders of the company. Tom will continue to serve as a member of Argon ST Board of Directors. Mr. Murdock retired from the U.S. Navy after a successful career in Electronic Warfare and the Naval Security Group. Tom was a corporate officer in a succession of companies including Engineering Research Associates, E-Systems, and Raytheon, before forming Argon in 1997. Tom’s leadership was instrumental in the success of Argon and its well-recognized growth as a C4ISR company.

Dr. Terry Collins, CEO of Argon ST, and also one of three co-founders, expressed his long-standing appreciation of Mr. Murdock’s contributions noting, “It has been my pleasure to know and work with Tom Murdock for more than 30 years. While we will miss Tom, he is leaving the company in a very strong position in our markets and a team of engineers and managers that will sustain his legacy. Argon ST enjoys a position of trust and confidence from the government and our other customers because of his professionalism and exemplary standards in engineering, business, and leadership. I am especially pleased that Tom will remain on the Argon ST Board of Directors and will continue to be a source of insight and guidance in the future and will now be able to spend more time with his family.”

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

CONTACT:	Darrell Campbell darrell.campbell@argonst.com

www.argonst.com

703.828.2193